            As filed with the Securities and Exchange Commission on
                                               Registration No. 333-__________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            MOLECULAR DYNAMICS, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                         94-3050031
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              928 EAST ARQUES AVE.,
                               SUNNYVALE, CA 94086
                    (Address of principal executive offices)

                             -----------------------

                         RESTATED 1987 STOCK OPTION PLAN
                            (Full title of the Plan)

                             -----------------------

                                   JAY FLATLEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MOLECULAR DYNAMICS, INC.
                              928 EAST ARQUES AVE.,
                               SUNNYVALE, CA 94086
                                 (408) 733-1222
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                                 Jeffrey Y. Suto
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

               (Calculation of Registration Fee on following page)

- --------------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------
                                                                     Proposed      Proposed Maximum
                                                Maximum Amount        Maximum          Aggregate        Amount of
                                                     to be        Offering Price    Offering Price    Registration
    Title of Securities to be Registered         Registered(1)       Per Share                             Fee
- --------------------------------------------------------------------------------------------------------------------
   Common Stock issuable upon exercise of
   options granted pursuant to the Restated        250,000 Shares   $6.25(2)(3)       $1,562,500         $538.79
   1987 Stock Option Plan
   0.01 par value...........................

   Options to Purchase
   Common Stock,                                   250,000  Shares       n/a               n/a              n/a
   (under Restated 1987 Stock
   Option Plan)
   0.01 par value...........................

                  TOTAL                            250,000 Shares   $6.25             $1,562,500         $538.79
                  -----                                             -----             ----------         -------

- -----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 31, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 1, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed and as amended by Amendment No. 1 filed on April 5, 1996.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on January 11, 1993 including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

                  Exhibit
                  Number

                  5.1      Opinion of Venture Law Group, a Professional
                           Corporation.

                  23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

                  23.2     Consent of Independent Auditors.

                  24.1     Powers of Attorney.

                  99.1     Restated 1987 Stock Option Plan

Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, MOLECULAR DYNAMICS, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 30th day of July, 1996.

                            MOLECULAR DYNAMICS, INC.

                            By:     /s/ Jay Flatley
                                   ----------------------------
                                    Jay Flatley
                                    President, Chief Executive Officer, Acting
                                    Chief Financial Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay Flatley and Lynne Wagoner, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                               Date
               ---------                                    -----                               ----

/s/ Jay Flatley                          President and Chief Executive Officer,            July 30, 1996
- ------------------------------------       Acting Chief Financial Officer, and
Jay Flatley                                Director (Principal Executive and
                                           Financial Officer)

/s/ Lynne Wagoner                        Director of Finance (Principal                    July 30, 1996
- ------------------------------------       Accounting Officer)
Lynne Wagoner

/s/ James Schlater                       Chairman of the Board of Directors                July 30, 1996
- ------------------------------------
James Schlater

/s/ Robert Keeley                        Director                                          July 30, 1996
- ------------------------------------
Robert Keeley

/s/ Janice M. LeCocq                     Director                                          July 30, 1996
- ------------------------------------
Janice M. LeCocq

                                         Director                                          July ___, 1996
- ------------------------------------
Jack Lloyd

/s/ C. Woodrow Rea, Jr.                  Director                                          July 30, 1996
- ------------------------------------
C. Woodrow Rea, Jr.

                                               INDEX TO EXHIBITS

   Number
  -------
    5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2      Consent of Independent Auditors

    24.1      Powers of Attorney

    99.1      Restated 1987 Stock Option Plan